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                                                                   EXHIBIT 99.2

[PROXY CARD]

                             COLONIAL GAS COMPANY
                   THIS PROXY IS SOLICITED ON BEHALF OF THE
              DIRECTORS FOR THE FEBRUARY  , 1999 SPECIAL MEETING

  The undersigned stockholder of Colonial Gas Company (the "Company") hereby appoints Carol E. Elden and Dennis W. Carroll (each with power to act without the other and with power of substitution) proxies to represent the undersigned
at the special meeting of Stockholders of the Company to be held on      ,
February , 1999 at 11:00 a.m. Eastern Standard Time, at BankBoston, 100 Federal Street, Boston, Massachusetts, and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote, as designated below, all shares of Common Stock of the company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

  The matters referred to on the reverse side are more fully described in the Notice of and Joint Proxy Statement/Prospectus for the Special Meeting, receipt of which is hereby acknowledged. THE DIRECTORS UNANIMOUSLY RECOMMEND THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED MERGER AGREEMENT WITH EASTERN ENTERPRISES. The Shares represented by this proxy will be voted in accordance with the specification made on the reverse side. If no specification is made, the proxy will be voted in accordance with the Directors' recommendations.

             [IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE]
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                        [FORM OF REVERSE OF PROXY CARD]

The Board of Directors recommends a vote FOR approval of the Agreement and Plan of Reorganization, dated as of October 17, 1998, between Colonial Gas Company and Eastern Enterprises (the "Merger Agreement").

                                                 FOR     AGAINST     ABSTAIN
1.Approval of Merger Agreement.                  [_]       [_]         [_]

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

MARK HERE                                             MARK HERE
FOR ADDRESS                                           IF YOU PLAN
CHANGE AND                                            TO ATTEND
NOTE AT LEFT [_]                                      THE MEETING [_]

NOTE: Please sign name exactly as your name(s) appears. If shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature ___________________________   Date ________________________________
Signature ___________________________   Date ________________________________